November 29, 2007

To the Board of Directors and Stockholders
nCoat, Inc.

Re:  Consent to Reference

To Whom It May Concern:

We hereby consent to the use of our name in the Registration Statement on Form SB-2, No. 333-144524, of nCoat, Inc.

Sincerely,

/s/ Devin D. Thorpe
Devin D. Thorpe
Managing Director

48 West Broadway, #1903N ● Salt Lake City, UT 84101
(801) 556-0879 ●  www.thorpecapital.com  ●devin@thorpecap.com